EXHIBIT 99.3

ASURE SOFTWARE, INC..

INTRODUCTION TO ASURE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts in thousands, except per share data)

On Oct. 1, 2011 Asure entered into an asset purchase agreement to acquire ADI Time, LLC (“ADI  Time”) for a $7 million purchase price, comprised of $6 million cash paid at closing and a $1 million, three-year seller's note (the “Acquisition”). Cash paid at closing consisted of $2 million cash from Asure's balance sheet, $0.3 million in cash acquired as part of the acquisition, and $3.7 million of new debt financing. In 2012, Asure estimates it will incur approximately $0.4 million in acquisition related interest expense. Asure expects total one-time costs incurred to be less than $0.4 million; largely incurred in the third and fourth quarters of 2011.

AD1 Time designs and develops integrated software and hardware systems for the time and attendance market. ADI Time develops and sells software, hardware, support and related products through various distribution channels worldwide. ADI Time's suite of on-site and software-as-a-service (SaaS) time & attendance solutions helps companies improve the supervision of their workforces, provide better visibility into labor costs, and achieve greater operational efficiencies

The business combination was accounted for under ASC 805, “Business Combinations.”  The application of purchase accounting under ASC 805 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair value being recorded as goodwill.  The Company is currently in the process of assessing and finalizing the fair value of the assets acquired and the liabilities assumed.  The following table summarizes the preliminary estimated fair values of the assets and liabilities assumed (in thousands):

Assets Acquired
Cash	$303
Short-term investments	-
Accounts receivable	465
Inventory	19
Fixed assets	244
Other assets	-
Goodwill	4,169
Customer relationships (7 year useful life)	1,918
Purchased software (9 years useful life)	725
Trade names (1 year useful life)	38
Non-compete agreements (2 year useful life)	33
Total assets acquired	7,914

Liabilities assumed
Accounts payable	(125)
Accrued compensation and benefits	-
Accrued other liabilities	(1)
Deferred revenue	(788)
Total liabilities assumed	(914)

Net assets acquired	$7,000

The following unaudited pro forma condensed combined balance sheet assumes the acquisition occurred on September 31, 2011 and the unaudited pro forma condensed combined statements of operations and notes thereto, assume that the Acquisition occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements of Asure Software for the year ended December 31, 2010 filed on Form 10-K and ADI Time for the year ended December 31, 2010 included herein and the unaudited interim consolidated financial statements of Asure Software for the nine months ended September 30, 2011 filed on Form 10-Q and ADI Time for the nine months ended September 30, 2011 included herein. The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Acquisition. In addition, with respect to the unaudited pro forma condensed combined financial information, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations. Certain amounts in the ADI Time historical financial statements have been reclassified to conform to classifications used by Asure Software, Inc.

The unaudited pro forma condensed combined statements of operations do not include non-recurring transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the Acquisition taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Asure Software and ADI Time might have looked like had the Acquisition taken place at an earlier date.

Unaudited Pro Forma Condensed Balance Sheet

(Amounts in thousands, except per share data)

	Asure 09/30/11	ADI Time 09/30/11	Pro Forma Combined Adjustments		Pro Forma Combined 9/30/11
ASSETS
Current Assets:
Cash and cash equivalents	6,082	343	(5,945)	(a)	480
Accounts receivable trade	996	526			1,522
Allowance	(17)	(61)			(78)
Notes receivable	120	-			120
Inventory	6	19			25
Prepaid expenses and other current assets	227	14	(14)	(b)	227
Total Current Assets	7,414	841	(5,959)		2,296
Property and equipment, net	221	271	(27)	(c)	465
Intangible assets, net	2,258	-	2714	(d)	4,972
Goodwill	-	-	4,169	(e)	4,169
Total Assets	9,893	1,112	897		11,902

LIABILITIES AND STOCKHOLDERS’EQUITY
Current Liabilities:
Accounts payable	686	78	47	(f)	811
Line of Credit	500				500
Accrued compensation and benefits	72	-			72
Other accrued Liabilities	399	1			400
Deferred Revenue	2,522	766	22	(g)	3,310
Total Current Liabilities	4,179	845	69		5,093
Long-term deferred revenue	150	-			150
Subordinated notes (related parties $800)	1,450	-	1,095	(h)	2,545
Subordinated convertible notes (related parties $800)	1,400	-			1,400
Other long-term obligations	4	-			4
Total Liabilities	7,183	845	1,164		9,192
Owner’s Equity	2,710	267	(267)	(i)	2,710
Total Liabilities and Stockholders’ Equity	9,893	1,112	897		11,902

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations

(Amounts in thousands, except per share data)

	Asure Nine Months Ended Dec -11	ADI Time Nine Months Ended Dec -11	Pro Forma Combined Adjustments		Pro Forma Combined Nine Months Ended 12/31/10

Revenues
Revenues	10,033	4,325	-		14,358
Total Revenues	10,033	4,325			14,358

Cost of Sales
Cost of sales	2,259	2,325	81	(a)	4,665
Total Cost of Sales	2,259	2,325	81		4,665

Gross Margin	7,774	2,000	(81)		9,693

Operating Expense
Selling, general and administrative expenses	5,693	1,754	(77)	(b)(d)	7,370
Research and development	1,445	185			1,630
Loss on lease agreement	1,203	-			1,203
Amortization of intangibles	598	-	329	(a)	927
Total Operating Expenses	8,939	1,939	252		11,130

Income (Loss) from Operations	(1,165)	61	(333)		(1,437)

Other Income and (Expenses)
Interest income	5	3			8
Gain on Investments	130	-			130
Foreign currency translation (loss) gain	(54)	-			(54)
Other income (expenses)	(61)	-	(396)	(c)	(457)
Total Other Income and (Expense)	20	3	(396)		(373)

Income (Loss) From Operations, Before Income Taxes	(1,145)	64	(729)		(1,810)
Benefit (provision) for income taxes	8	-			8
Net Income (Loss)	$(1,137)	64	(729)		$(1,802)

Net income per common share:
Basic	$(0.37)				$(0.58)
Diluted	$(0.37)				$(0.58)

Weighted-average common shares outstanding:
Basic	3,087				3,087
Diluted	3,087				3,087

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations

(Amounts in thousands, except per share data)

	Asure Nine Months Ended 09/30/11	ADI Time Nine Months Ended 09/30/11	Pro Forma Combined Adjustments		Pro Forma Combined Nine Months Ended 9/30/11
Revenues
Revenues	7,293	3,385			10,678
Total Revenues	7,293	3,385			10,678

Cost of Sales
Cost of sales	1,363	1,859	60	(a)	3,282
Total Cost of Sales	1,363	1,859	60		3,282

Gross Margin	5,930	1,526	(60)		7,396

Operating Expense
Selling, general and administrative expenses	4,340	1,267	4	(d)	5,611
Research and development	1,150	175			1,325
Amortization of Intangibles	449	40	218	(a)	707
Total Operating Expenses	5,939	1,482	222		7,643

(Loss) Income from Operations	(9)	44	(282)		(247)

Other Income and (Expenses)
Interest income	8	1			9
Foreign currency translation gain (loss)	47	-			47
Other income (expenses)	(20)		(293)	(c)	(313)
Total Other Income and (Expense)	35	1	(293)		(257)

(Loss) Income From Operations, Before Income Taxes	26	45	(575)		(504)
Benefits (provision) for income taxes	(30)	-			(30)
Net (Loss) Income	$(4)	45	(575)		$(534)

Net (Loss) income per common share:
Basic	$(0.00)				$(0.17)
Diluted	$(0.00)				$(0.17)

Weighted-average common shares outstanding:
Basic	3,085				3,085
Diluted	3,085				3,085

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

ASURE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME FOR TWELVE MONTHS ENDED 12/31/10
AND NINE MONTHS ENDED 09/30/11
(Amounts in thousands, except per share data)

Notes to Pro Forma Balance Sheet: (a) Cash used in acquisition of $5,905 and $40 retained by seller
(b) Adjustment for prepaid insurance policies retained by seller
(c) Adjustment in estimated value of property and equipment
(d) Estimated value of intangible assets acquired in acquisition
(e) Estimated value of goodwill acquired in acquisition
(f) Adjustment in estimated value of accounts payable
(g) Adjustment in estimated deferred revenue
(h) Note payable to seller
(i) Reduction in ADI equity account at acquisition

Notes to Pro Forma Income Statement:

(a)
 Reflects adjustments to the historical intangible amortization expense resulting from the effects of the preliminary purchase price associated with the acquisition of ADI Time.  The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information.

(b)	Expenses excluded on transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition ($83k for twelve months ended December 31, 2010)

(c)	Reflects Interest expense on acquisition related debt

(d)	Option expenses on stock awarded to ADI employees ($6k for twelve months ended December 31, 2010 & $4k for nine months ended September 30, 2011)